UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2016

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d)    Departure of Directors or Principal Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2016, the Board of Directors (the “Board”) of Tupperware Brands Corporation (the “Company”) increased the number of directors of the Company from 12 to 13, and elected Meg Crofton to serve as a director, effective immediately.  The Board determined that, in its judgment, Ms. Crofton satisfies the requirements of the New York Stock Exchange and the criteria of the Board to constitute an “independent” director.  There were no arrangements or understandings pursuant to which Ms. Crofton was selected or any relationships or related transactions between the Company and Ms. Crofton of the type required to be disclosed under applicable Securities and Exchange Commission rules.  Ms. Crofton will serve as a member of the Board’s Compensation and Management Development Committee.

A copy of the Company’s press release is attached as Exhibit 99.1.

ITEM 9.01(c)      Exhibits.

Exhibit 99.1        Press release of Tupperware Brands Corporation dated January 25, 2016 announcing the election of Meg Crofton to the Company’s Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: January 25, 2016	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President, Chief Legal Officer and Secretary